UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 30, 2009

Date of report (Date of earliest event reported)

EYE CARE CENTERS OF AMERICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State or Other Jurisdiction of Incorporation)

333-56551	74-2337775
(Commission File Number)	(IRS Employer Identification No.)

11103 West Avenue San Antonio, TX	78213-1392
(Address of Principal Executive Offices)	(Zip Code)

(210) 340-3531

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2009, the Personnel and Compensation Committee (the “Committee”) of the Board of Directors of Eye Care Centers of America, Inc. (“ECCA”) approved an increase to Jennifer L. Taylor’s (“Ms. Taylor”) base annual salary from $206,864.00 to $225,000.00 (“Base Salary Increase”), with such increase to be effective as of October 1, 2009. Ms. Taylor currently serves as ECCA’s Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary.

In addition, the Committee authorized the proper officers of ECCA to cause ECCA Management Services, Ltd. (“ECCA Management”), ECCA’s subsidiary and Ms. Taylor’s actual employer, to implement the Base Salary Increase. ECCA Management’s payroll and other compensation funds may be drawn from ECCA and/or various of ECCA’s subsidiaries which are affiliates of ECCA Management. All other terms and conditions of Ms. Taylor’s compensation remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYE CARE CENTERS OF AMERICA, INC.

Date: October 5, 2009	By:	/S/ DAVID L. HOLMBERG
David L. Holmberg
Chief Executive Officer and President